UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2025
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Patterson-UTI Energy, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	1-39270	75-2504748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10713 W. Sam Houston Pkwy N, Suite 800 Houston, Texas		77064
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 281-765-7100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PTEN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Patterson-UTI Energy, Inc. (the “Company”) promoted James M. Holcomb, the Company’s current Executive Vice President and Chief Business Officer to the role of Chief Operating Officer of the Company, effective August 8, 2025.

Mr. Holcomb joined Patterson-UTI in February 1998 with the acquisition of Robertson Onshore Drilling Company, and since that time has served in numerous operational management roles, including as Executive Vice President and Chief Business Officer from September 2023 until August 2025, as Chief Operating Officer from January 2023 to September 2023, as President of Patterson-UTI Drilling Company LLC, a wholly owned subsidiary of Patterson-UTI, from January 2012 to December 2022, and as Senior Vice President of Operations of Patterson-UTI Drilling Company LLC from April 2006 to January 2012. Mr. Holcomb has over 35 years of experience in contract drilling operations. Mr. Holcomb holds a Bachelor of Science Degree in Business Management from LeTourneau University.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

August 7, 2025	By:	/s/ C. Andrew Smith
Name: C. Andrew Smith
Title: Executive Vice President and Chief Financial Officer